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                                                                   EXHIBIT 10.21

                                                                 [SYMANTEC LOGO]

                      FY05 EXECUTIVE ANNUAL INCENTIVE PLAN

                           VICE PRESIDENTS - GRADE 16
                           VICE PRESIDENTS - GRADE 15

This Annual Incentive Plan ("The Plan") issued by Symantec Corporation ("Symantec") is effective April 1, 2004, until otherwise stated. The Board of Directors reserves the right to alter or cancel any or all such Plans for any reason at any time.

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                FY05 EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

JOB CATEGORY:              VICE PRESIDENTS, GRADE 15 & 16

Purpose: Provide critical focus on specific, measurable goals and to provide incentive compensation upon their attainment.

Bonus Target:              The target incentive for these executive positions
                           are as follows:

                           Grade 15: 30% of annual base salary
                           Grade 16: 40% of annual base salary

                           The target incentive for this executive position is 40% of the annual base salary. Annual base salary will be reviewed and established at the beginning of each fiscal year. Bonuses will be paid based on actual annual base salary earnings from time of eligibility in the Executive Incentive Plan through March 31, 2005.

Bonus Payments:            The incentive will be paid once annually. Payment
                           will be made within six weeks of the financial close of the fiscal year. Any payments made under this plan are at the sole discretion of the Board of Directors.

Components:                Three metrics will be used to determine the annual
                           bonus payment:

METRIC                               WEIGHTING
------                               ---------
Corporate Revenue                       35%
Corporate Earnings per Share            35%
Individual Objectives                   30%

Achievement Schedule:      Each metric has a minimum performance threshold that
                           must be exceeded before that portion of the metric will be paid. Payment for corporate results is uncapped. The individual objectives portion is capped at 150%.

Pro-ration:                The Annual Incentive Plan calculation will be based
                           on all eligible base salary earnings for the year, and will be pro-rated based on the number of weeks of participation.

Eligibility:               The Plan participant must be a regular, full-time
                           employee at the end of the fiscal year in order to participate. If the company grants an interim payment for any reason, the participant must be a regular, full-time employee at the end of that performance period in order to receive such payment. A plan participant who leaves before the end of the fiscal year will not receive the end of the fiscal year payment under the Plan or any pro-ration thereof.

Exchange Rates:            The Corporate Performance metrics will not be
                           adjusted for any fluctuating currency exchange rates.
                           Actual growth numbers will be used.

Acquisition:               In the event of an acquisition or purchase of
                           products or technology, the Revenue Growth and Earnings per Share numbers will be adjusted to reflect the change and are to be approved by the Compensation Committee of the Board of Directors.

Plan Provisions:           This plan supersedes any previous incentive or bonus
                           plan that may have been in existence. Those plans are null and void with the issuance of this plan for FY05.

                           Participating in the plan for FY05 does not guarantee participation in future incentive plans. Plan structures and participation will be determined on a year to year basis and are guidelines only.

Symantec Corporation       Proprietary and Confidential                        2

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                           The Board of Directors reserves the right to alter or
                           cancel any or all such Plans for any reason at any time.

                           The Board of Directors, acting on behalf of the shareholders in their best interests, reserves the right to exercise their own judgment with regard to company performance in light of uncontrollable events including, but not limited to, currency fluctuations, business goal modification, and management changes.

Symantec Corporation       Proprietary and Confidential                        3

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                         INDIVIDUAL OBJECTIVES WORKSHEET

PLEASE FILL OUT THE FOLLOWING WORKSHEET TO RECORD THE EXECUTIVE'S OBJECTIVES BY WHICH S/HE WILL BE MEASURED AT THE END OF THE FISCAL YEAR. PLEASE ALSO WEIGHT EACH OBJECTIVE. AT THE END OF THE FISCAL YEAR, THE EXECUTIVE'S PERFORMANCE AGAINST THEIR OBJECTIVES IS TO BE RATED ON A SCALE OF 0 - 150.

             OBJECTIVE                      DESCRIPTION / SUCCESS MEASURES      WEIGHTING
-----------------------------------------------------------------------------------------
BUSINESS UNIT REVENUE TARGET (IF
          RELEVANT)                                 $ __________                     %

                    OBJECTIVE #1
                                                                                     %

                    OBJECTIVE #2                                                     %

                    OBJECTIVE #3                                                     %

      (ADD AS MANY OBJECTIVES AS
                      NECESSARY)

                                                                                  100%

Symantec Corporation       Proprietary and Confidential                        4